UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2022

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Acutus Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

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Delaware	001-39430	45-1306615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Faraday Ave., Suite 100 Carlsbad, CA		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (442) 232-6080

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	AFIB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Asset Purchase Agreement

On April 26, 2022, Acutus Medical, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Sale Agreement”) to sell its AcQCross® line of sheath-compatible septal crossing devices, the AcQGuide® MINI integrated crossing device and sheath, AcQGuide® FLEX Steerable Introducer with integrated transseptal dilator and needle, and AcQGuide® VUE steerable sheaths (the “Seller Products”) to Medtronic, Inc. (“Medtronic”).

Pursuant to the Sale Agreement, Medtronic will pay cash consideration consisting of: (i) $50.0 million (the “First Closing Purchase Price”) at an initial closing (the “First Closing”) for, among other things, intellectual property rights to the Seller Products and certain equipment used in the manufacturing of the Seller Products; (ii) $20.0 million upon the Company’s completion, to the reasonable satisfaction of Medtronic, of certain conditions set forth in the Sale Agreement relating to the Company becoming a qualified supplier of Medtronic for the Seller Products, including demonstration of ISO 14971:2019 compliance, completion of certain test method validations and compliance with certain other reporting requirements (the “OEM Earnout”); (iii) $17.0 million upon the earlier of (A) the Second Closing (as defined below) and (B) the Company’s initial submission for CE Mark certification of the Seller Products under the European Union Medical Devices Regulation (MDR), to the reasonable satisfaction of a third party regulatory consultant; subject to certain other conditions as set forth in the Sale Agreement (the “Transfer Earnout”); and (iv) amounts equal to 100%, 75%, 50% and 50% of Net Sales (as defined in the Sale Agreement) from the Seller Products achieved over each of the four years, respectively, following Medtronic’s first commercial sale of a Seller Product after achievement of the OEM Earnout. The Transfer Earnout will be reduced to $13.0 million if the Second Closing does not occur, or the Transfer Earnout is not achieved, within 15 months of the First Closing.

It is anticipated that the First Closing will occur promptly after receipt of all required consents and approvals and the satisfaction of other customary closing conditions, including, without limitation, the expiration or early termination of all applicable waiting periods (and any extensions thereof) under applicable antitrust laws, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and satisfaction of all closing conditions (other than completion of the First Closing) to the creation of the New Facility (as defined below). A second closing would occur on a date determined by Medtronic but no later than the fourth anniversary of the First Closing, subject to the satisfaction of customary closing conditions (the “Second Closing”).

The Sale Agreement provides that the Company may continue to sell the Seller Products to third parties prior to achievement of the OEM Earnout. Following achievement of the OEM Earnout, the Company would manufacturer the Seller Products exclusively for Medtronic pursuant to the Distribution Agreement (described below). At the Second Closing, Medtronic would acquire certain additional assets relating to the Seller Products, primarily supplier agreements, permits and design and specification files, required for Medtronic to become the manufacturer of record of the Seller Products.

The Sale Agreement contains customary representations, warranties, and covenants made by the Company and Medtronic. Both the Company and Medtronic have agreed to indemnify the other party for losses arising from certain breaches of the Sale Agreement and other liabilities, subject to certain limitations. Medtronic has the right to offset such losses against the Escrow Amount (described below), any earnout payments and the aggregate purchase price, in that order. $4.0 million of the First Closing Purchase Price and 8% of the OEM Earnout and/or the Transfer Earnout, if either are paid prior to the Second Closing and 18 months following the First Closing (collectively, the “Escrow Amount”), will be deposited into an escrow account for a period of 18 months following the First Closing to satisfy indemnity claims of Medtronic. The Company and Medtronic also agreed to certain post-closing covenants as more fully set forth in the Sale Agreement, including non-competition and non-solicitation restrictive covenants in favor of Medtronic relating to the Seller Products. The Company will also be responsible for efforts and costs related to satisfying the OEM Earnout and Transfer Earnout (including pursuing MDR certification following submission), as well as pursuing and maintaining specified regulatory approvals of the Seller Products.

The Sale Agreement may be terminated by mutual written consent of the Company and Medtronic. The Sale Agreement also contains certain termination rights, including, among others, the right of either party to terminate if: (i) the First Closing has not been consummated within 120 days of the date of the Sale Agreement; or (ii) the other party breaches a representation, warranty or covenant under the Sale Agreement and such breach would result in the closing conditions to the applicable closing not being satisfied.

The foregoing description of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the Sale Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Sale Agreement is not intended to provide any other factual information about the Company, Medtronic, or any of their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Sale Agreement were made only for purposes of the Sale Agreement as of the specific dates therein, were solely for the benefit of the parties to the Sale Agreement, may be subject to limitations agreed upon by such contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among such parties to the Sale Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to such contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Sale Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.

Moreover, information concerning the subject matter of representations and warranties may change after the date of the Sale Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Additional Agreements

License Agreement

At the First Closing, the Company will enter into a license agreement with Medtronic (the “License Agreement”) pursuant to which, among other things, the Company will grant Medtronic perpetual non-exclusive licenses to certain intellectual property retained by the Company relating to the Seller Products to allow Medtronic to exploit the Seller Products. If the Second Closing or other specified events occur, Medtronic will be able to exploit certain rights in any additional intellectual property developed by the Company as of such time in connection with Medtronic’s exploitation of the Seller Products. In addition, Medtronic will grant the Company non-exclusive licenses back to certain intellectual property transferred to Medtronic under the Sale Agreement to: (a) allow the Company to continue manufacturing, distributing and selling the Seller Products and pursue the OEM Earnout until the later of the OEM Earnout being satisfied, the Distribution Agreement (described below) becoming effective, or a specified period of time; and (b) allow the Company to continue commercializing the AcQGuide Max 2.0.

Distribution Agreement

Upon satisfaction of the OEM Earnout, the Company will cease all distribution and sale of the Seller Products to third parties (subject to limited exceptions) and will manufacture and supply the Seller Products to Medtronic as exclusive distributor of the Seller Products until the Second Closing, pursuant to a distribution agreement with Medtronic (the “Distribution Agreement”). If the Second Closing does not occur, arrangements under the Distribution Agreement will continue until terminated by mutual consent of the parties or otherwise pursuant to the terms thereof.

The foregoing description of the License Agreement and the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to such agreements, forms of which are included as exhibits to the Sale Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K.

In connection with the First Closing, the Company will enter into certain other ancillary agreements, including: (a) a transition services agreement pursuant to which the Company will provide customary transition and supply services relating to the Seller Products for a period expected to be up to 48 months; (b) a quality agreement relating to certain actions to be taken by the parties to ensure that the Seller Products are consistently manufactured by the Company during the transitionary period (described above) in accordance with certain standards; and (c) a development agreement, relating to processes for developing additional configurations of the Seller Products during such time as the Company continues to manufacture the Seller Products.

Limited Consent under Credit Agreement

On April 26, 2022, the Company entered into a Limited Consent (the “Limited Consent”) to the Credit Agreement, dated May 20, 2019, among the Company, the lenders from time-to-time party thereto, Wilmington Trust, National Association as Administrative Agent and OrbiMed Royalty Opportunities II, LP, as Origination Agent (the “Existing Credit Agreement”), in order to permit the Company to enter into the Sale Agreement.

The foregoing description of the Limited Consent does not purport to be complete and is qualified in its entirety by reference to the Limited Consent, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Commitment Letter

The Company entered into a Commitment Letter (the “Commitment Letter”) with certain investment funds managed by Deerfield Management Company, L.P. (collectively, the “Commitment Parties”) on April 26, 2022, pursuant to which the Commitment Parties have committed to provide a $35.0 million senior secured term loan credit facility (the “New Facility”), the proceeds of which will be used to repay all amounts owing pursuant to the Existing Credit Agreement, to pay the fees, costs and expenses in connection with the transactions contemplated thereby and general corporate expenses. Among other things, the Commitment Letter provides that the New Facility will be substantially consistent with, and based upon, the terms of the Existing Credit Agreement, as modified to reflect the terms specified in the Commitment Letter and to make such other changes as the Company and the Commitment Parties may mutually agree. The Commitment Letter also provides that the term loan will bear interest at one-month adjusted Term SOFR, with a floor of 2.50% per annum (or such replacement benchmark to be agreed upon), plus 9.00% per annum (subject to increase following the occurrence of an event of default), have a 5-year term and provide for fees and prepayment premiums set forth in the Commitment Letter. The Commitment Letter contemplates amortization payments becoming due 36 months, 48 months and 60 months (i.e. the scheduled maturity date) following the closing of the New Facility. The commitment to provide the New Facility is subject to certain customary conditions, as well as the completion in all material respects of the First Closing under the Sale Agreement. The Commitment Letter will terminate if the Sale Agreement is terminated or if the New Facility and issuance of the New Facility Warrants (as described below) does not occur on or prior to the date that is 120 days after the date of the Commitment Letter.

The Company will issue warrants (the “New Facility Warrants”) to the Commitment Parties to purchase an aggregate of 3,779,018 shares of common stock of the Company, subject to a 4.9% ownership limitation, at an exercise price of $1.1114 per share for a period of 8 years following the issuance thereof, and will pay other customary fees and expenses in connection with obtaining the Commitment Letter and the New Facility. The New Facility Warrants will entitle the holder to elect to have their New Facility Warrant redeemed by the Company for an amount equal to the Black-Scholes Value (as defined in the Commitment Letter) of such New Facility Warrant (or, at such holder’s election, be assumed by any successor, if applicable) upon consummation of a “Major Transaction” (as defined in the Commitment Letter). A holder of the New Facility Warrants would also be entitled to participate in any dividends on the common stock of the Company. In accordance with the Commitment Letter, upon the issuance of the New Facility Warrants, the Company and the Commitment Parties would enter into a registration rights agreement that, among other things, would provide for mandatory and piggy back registrations covering the resale of the shares issuable upon exercise of the New Facility Warrants and any other shares of common stock held by, or issuable upon exercise or conversion of other securities held by, the Commitment Parties and their affiliates.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Amendment to Distribution Agreement with Biotronik

In connection with the entry into the Sale Agreement, on April 25, 2022, the Company and Biotronik SE & Co. KG (“Biotronik”) agreed to terminate all of Biotronik’s rights to distribute the Seller Products under the Global Alliance for Acutus Products Distribution Agreement (the “Amendment”), dated as of May 11, 2020, as amended, between the Company and Biotronik.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

On April 27, 2022, the Company issued a press release announcing the execution of the Sale Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to Item 7.01 of this Current Report on Form 8-K.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and certain information incorporated herein by reference contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included or incorporated by reference in this Current Report, other than statements that are purely historical, are forward-looking statements. Words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “should,” “would,” “could,” “may” and similar expressions also identify forward-looking statements. The forward-looking statements include, without limitation, statements regarding whether and when the transactions contemplated by the Sale Agreement and the Commitment Letter will be consummated.

Our expectations, beliefs, objectives, intentions and strategies regarding future results are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from results contemplated by our forward-looking statements. Factors that may affect the actual results achieved by the Company include, without limitation, the parties’ ability to consummate the transactions; satisfaction of conditions in connection with the transactions described herein, including without limitation approval of the transactions under the HSR Act; the parties’ ability to meet expectations regarding the timing and completion of the transactions; and the risk factors listed from time to time in the Company’s filings with the Securities and Exchange Commission, as further described below.

We urge you to carefully consider risks and uncertainties and review the additional disclosures we make concerning risks and uncertainties that may materially affect the outcome of our forward-looking statements and our future business and operating results, including those made under the captions “Risk Factors” contained in our most recently filed Form 10-K and Form 10-Q and subsequent filings with the Securities and Exchange Commission, as well as the press release attached as Exhibit 99.1 hereto. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the filing of this Current Report on Form 8-K.

Item 9.01(d)	Exhibits

(d)	Exhibits.

Exhibit Number	Description
2.1*	Asset Purchase Agreement dated April 26, 2022, by and among Medtronic, Inc. and Acutus Medical, Inc.
10.1*	Limited Consent dated April 26, 2022, by and between Acutus Medical, Inc., the lenders party to the Credit Agreement and Wilmington Trust, National Association, as Administrative Agent
10.2*	Commitment Letter dated April 26, 2022, by and between Acutus Medical, Inc. and the Commitment Parties
10.3*	2nd Amendment to the Global Alliance for Product Distribution Agreement dated April 25, 2022, by and between Biotronik SE & Co. KG and Acutus Medical, Inc.
99.1**	Press Release dated April 27, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*The schedules and exhibits to the Asset Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the Securities and Exchange Commission upon request.

** Furnished herewith, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2022

Acutus Medical, Inc.

By:	/s/ Vince Burgess
Vince Burgess
President and Chief Executive Officer